UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 9, 2012

AMERICAN CAMPUS COMMUNITIES, INC.

AMERICAN CAMPUS COMMUNITIES OPERATING

PARTNERSHIP LP

(Exact name of Registrant as specified in its Charter)

Maryland Maryland	001-32265 333-181102-01	76-0753089 56-2473181
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification Number)

12700 Hill Country Boulevard, Suite T-200

Austin, TX 78738

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (512) 732-1000

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On July 9, 2012, American Campus Communities, Inc. (the “Company”) and American Campus Communities Operating Partnership LP (the “Operating Partnership” and, together with the Company, “ACC”) substantially completed its due diligence investigation relating to the acquisition of 15 student housing properties with 6,579 beds, including two properties and an additional phase at an existing property currently under development, pursuant to an Agreement of Merger and Contribution, dated as of June 7, 2012, as amended by Amendment No. 1 thereto (the “Merger Agreement”), among ACC and Campus Acquisitions Holdings, LLC, the Property Entities (as defined therein), Campus Acquisitions Management, LLC, the Development Entities (as defined therein) and Campus Acquisitions Investment Management LLC (collectively, “Campus”). Pursuant to the Merger Agreement, ACC will acquire the portfolio for $627.0 million. The acquisition consideration consists of the assumption of approximately $231.6 million of outstanding mortgage debt, the issuance of between $15 million and $50 million in the form of units of common limited partnership interest in the Operating Partnership, and between $345.4 million and $380.4 million in cash, with the final allocation between the unit and cash consideration to be determined by Campus prior to closing.

ACC and Campus have made customary representations, warranties and covenants in the Merger Agreement. The Merger Agreement provides that either ACC or Campus may terminate the Merger Agreement if the acquisition of certain properties has not occurred by October 31, 2012 (provided that this right will not be available to a party whose failure to fulfill any obligation under the Merger Agreement materially contributed to the failure of the closing to occur on or before this date). The Merger Agreement also contains certain termination rights for ACC and Campus, including without limitation ACC’s ability to terminate the Merger Agreement if Campus breaches the non-solicitation provisions of the Merger Agreement. In connection with the termination of the Merger Agreement for such reason, Campus will be required to pay ACC a termination fee of $12.5 million. In addition, if ACC breaches the Merger Agreement under specified circumstances, ACC may be required to forfeit an earnest money deposit of $12.5 million. In addition, both parties may enforce the merger agreement by specific performance, in addition to any other remedy, although under no circumstance may Campus elect to receive the $12.5 million earnest money deposit and also seek damages or any other remedy.

The transactions contemplated by the Merger Agreement, which are expected to close during the third quarter of 2012, are subject to certain closing conditions, including, among other things, (a) obtaining certain lender consents, and (b) the accuracy of the other parties’ representations and warranties and compliance with covenants, subject in each case to materiality standards. The Merger Agreement contains provisions pursuant to which Campus can defer the closings of the acquisition of any of the three development properties to a date not later than October 15, 2013 if the closing conditions relating to such properties is not satisfied by November 15, 2012. ACC is not aware of any material federal, state or foreign regulatory requirements or approvals that are required for the execution of the Merger Agreement or the closing of the transactions contemplated thereby.

For additional information, reference is made to the Merger Agreement, which is incorporated by reference herein as an exhibit to this report. The foregoing description is qualified in its entirety by reference to the Merger Agreement.

In addition to historical information, this report contains forward-looking statements under the federal securities law. These statements are based on current expectations, estimates and projections about the industry and markets in which ACC operates, management’s beliefs, and assumptions made by management. Forward-looking statements are not guarantees of future performance and involve certain risks and uncertainties, which are difficult to predict.

ACC’s actual results could differ materially from those anticipated in these forward-looking statements as a result of various factors, including risks and uncertainties related to the proposed transactions (including but not limited to (i) the occurrence of any effect, event, development or change that could give rise to the termination of the Merger Agreement, (ii) the inability to complete the proposed transactions, (iii) the failure of any party to satisfy the conditions to the closing of the transactions and (iv) the failure of ACC to obtain the necessary lender consents). These forward-looking statements are made as of the date of this report, and ACC undertakes no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.

This report does not constitute an offer of any securities for sale.

Item 7.01 Other Events.

On July 10, 2012, the Company issued a press release announcing that it had substantially completed its due diligence investigation relating to the transactions contemplated by the Merger Agreement. A copy of this press release is being furnished as Exhibit 99.1.

Such information is furnished pursuant to Item 7.01 and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, or subject to the liabilities of that Section. The information in this Current Report shall not be incorporated by reference in any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits.

The Exhibits to this Report are listed on the Exhibit Index attached hereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 10, 2012	AMERICAN CAMPUS COMMUNITIES, INC.

	By:	/s/ Jonathan A. Graf
Jonathan A. Graf
Executive Vice President, Chief Financial Officer, Secretary and Treasurer

AMERICAN CAMPUS COMMUNITIES OPERATING PARTNERSHIP LP

	By:	American Campus Communities Holdings LLC, its general partner

		By:	American Campus Communities, Inc., its sole member

			By:	/s/ Jonathan A. Graf
Jonathan A. Graf
Executive Vice President, Chief Financial Officer, Secretary and Treasurer

EXHIBIT INDEX

Exhibit Number	Title
1.1	Form of Agreement of Merger and Contribution, dated as of June 7, 2012, among American Campus Communities, Inc., American Campus Communities Operating Partnership LP, Campus Acquisitions Holdings, LLC, the Property Entities (as defined therein), Campus Acquisitions Management, LLC, the Development Entities (as defined therein) and Campus Acquisitions Investment Management LLC

1.2	Form of Amendment No. 1 to Agreement of Merger and Contribution, dated as of July 9, 2012, among American Campus Communities, Inc., American Campus Communities Operating Partnership LP, Campus Acquisitions Holdings, LLC, the Property Entities (as defined therein), Campus Acquisitions Management, LLC, the Development Entities (as defined therein) and Campus Acquisitions Investment Management LLC

99.1	Press Release, dated July 10, 2012